CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment to the Current Report on Form 8-K/A, filed by New Age Beverages Corporation, of our report dated March 30, 2016, relating to our audit of the financial statements of Maverick Brands, LLC as of and for the year ended December 31, 2015

/s/ Rose, Snyder & Jacobs LLP
June 14, 2017